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                                                                    EXHIBIT 99.4

                                                                [EXECUTION COPY]

                           IRREVOCABLE PROXY AGREEMENT

            This IRREVOCABLE PROXY AGREEMENT ("Proxy Agreement"), dated as of September 24, 1997, is by and among Viad Corp, a Delaware corporation (the "Parent") and certain holders of common stock of Game Financial Corporation, a Minnesota corporation (the "Company"), whose names are set forth on Appendix 1 to this Proxy Agreement (hereinafter collectively called the "Sellers" and individually called a "Seller").

                                    RECITALS:

            WHEREAS, the Company and the Parent have determined that their best interests and the best interests of their respective shareholders would be served by combining their businesses and operations and, for such purpose, the Company and the Parent concurrently herewith are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") providing for the merger (the "Merger") of the Company with a subsidiary of the Parent;

            WHEREAS, the Sellers are the owners of shares of the Company's common stock (the "Company Common Stock") as set forth on Appendix 1 (the "Shares"). As used herein, "Shares" shall also include any shares of Common Stock or any other voting stock of Company acquired by the Sellers after the date of this Proxy Agreement;

            WHEREAS, as a condition to the Parent's willingness to enter into the Merger Agreement, Parent has requested that the Sellers agree, and, subject to the terms and conditions set forth in this Proxy Agreement, each of the Sellers hereby agrees, to grant to Parent an irrevocable proxy to vote those Shares on certain matters relating to the Merger, as more fully set forth herein.

                                   AGREEMENT:

            NOW THEREFORE, in order to induce Parent to enter into the Merger Agreement, and in consideration of the foregoing recitals and the mutual covenants and agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows (capitalized terms used herein without definition having the meanings set forth in the Merger Agreement):


Section 1. Covenants, Representations and Warranties of Sellers. Sellers jointly and severally covenant, represent and warrant to the Parent that:

            (a) Each Seller has full power and capacity to execute and deliver this Proxy Agreement.

            (b) This Proxy Agreement has been duly executed and delivered by each Seller, and assuming due execution and delivery hereof by Parent, this Proxy Agreement is a valid and binding obligation of each Seller, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

            (c) On the date hereof, each Seller has, and through the Closing
Date each Seller will have, full record and beneficial ownership of the Shares listed opposite each Seller's name on Appendix 1,
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free and clear of all liens, encumbrances, security interests, rights, claims or equities of any nature whatsoever (including without limitation any voting rights granted to any third party with respect to such Shares).

            (d) No Seller will grant to any person or entity (other than to Parent) any proxy with respect to voting of the Shares.

            (e) If, for any reason whatsoever, the proxy granted hereby is ineffective, or upon written request by Parent, each Seller agrees to vote all of such Seller's Shares in favor of the Merger Agreement and the transactions contemplated thereby.

            (f) Neither the execution and delivery of this Proxy Agreement nor the consummation of the transactions contemplated hereby will violate or result in any violation of, or be in conflict with or constitute a default under, or require the consent of any person under any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Seller. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this Proxy Agreement by such Seller or the performance by such Seller of its obligations hereunder.

            (g) In connection with the Merger Agreement, each Seller will furnish to the Parent information with respect to such Seller as may be reasonably requested by Parent and as may be required to comply with Applicable Laws. Each Seller shall comply with, and use its best efforts to cause the Company to comply with, all of their respective covenants and obligations under the Merger Agreement, including, without limitation, the provisions set forth in Articles VI and VII and Section 9.2 of the Merger Agreement.

            (h) Except as required by Applicable Law, no Seller will, in any capacity, make any public announcement regarding this Proxy Agreement or the Merger without the written consent of Parent.

            (i) Each Seller will promptly take such steps, if any, as may be required insofar as such Seller is concerned with respect to filings under the HSR Act and will promptly furnish such additional materials and information as the Federal Trade Commission ("FTC") or the Antitrust Division of the Department of Justice ("Antitrust Division") may require. Each Seller will promptly furnish to the Parent copies of all communications to such Seller from, or from such Seller to, the FTC or the Antitrust Division, or any other governmental agency or authority in respect of this Proxy Agreement or the Merger, and shall promptly advise the Parent of any material oral communications with any such agencies.

            (j) From and after the date of this Proxy Agreement and unless and until this Proxy Agreement is terminated, none of the Sellers will:

                  (i) Solicit or initiate, directly or indirectly, any inquiries or acquisition proposals, or participate in any negotiations concerning, or provide any information in connection with, any proposal concerning a merger or other business combination involving the Company, or the acquisition of any equity interest in or a substantial portion of the assets of, the Company, other than the acquisition contemplated by this Proxy Agreement and the Merger Agreement, provided, however, that Gary A. Dachis may assist the Company in furnishing information in connection with an unsolicited Third Party Offer in accordance with Section 7.2(c) of the Merger Agreement; or


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                  (ii) Engage in any course of conduct, execute any documents or otherwise act in such manner as to impede or render more difficult the consummation of this Proxy Agreement or the Merger, provided, however, that nothing herein shall limit Seller's rights solely in its capacity as a shareholder of the Company.

            (l) Each of the Sellers will give prompt written notice to the Parent upon acquisition of knowledge or receipt of notice of any of the following:

                  (i) Any written or oral communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Proxy Agreement or the Merger Agreement;

                  (ii) Any written or oral communication from any third party challenging the legality or fairness of any of the transactions contemplated by this Proxy Agreement or the Merger Agreement; and

                  (iii) The occurrence of any event or the failure of any event to occur which involves or results in a breach of any representation or warranty by any other Seller hereunder or by the Company under the Merger Agreement or any failure by any other Seller to comply with any covenant, condition or agreement hereunder, or any failure by the Company to comply with any material covenant, condition or agreement under the Merger Agreement.

            (m) Each Seller will fully cooperate with the Parent and the Company to consummate the Merger Agreement and execute and deliver all documents and perform all acts necessary or appropriate to assure the successful completion of such agreement, subject, however, to the satisfaction of the conditions to Parent's obligations set forth in the Merger Agreement.

            (n) Each Seller acknowledges and agrees that if such Seller's proxy is voted in favor of the Merger, such Seller will not be eligible to exercise any right as a dissenting Shareholder with respect to the Merger or any related transaction.

Section 3.  Irrevocable Proxy.

            From the date hereof and for one (1) year thereafter, each Seller hereby irrevocably appoints the Parent or any nominee of Parent, with full power of substitution, as proxy for such Seller, which proxy is coupled with an interest in their respective Shares, to vote all Shares which such Seller is entitled to vote, for and in the name, place and stead of such Seller with respect to the Merger, at any annual, special or other meeting of the holders of Common Stock or other voting stock of the Company and at any adjournment thereof or pursuant to any written consent in lieu of a meeting, or otherwise called to vote with respect to the Merger. Parent's termination of the Merger Agreement in accordance with its terms shall operate to terminate the foregoing proxy unless such termination is based upon a breach of such Agreement by the Company or Seller.

            This appointment shall revoke all prior powers of attorney and proxies appointed by any Seller at any time with respect to their respective Shares and no subsequent powers of attorney or proxies will be appointed by any Seller, or be effective, with respect thereto during the term of this Agreement.


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            Each Seller agrees to perform such further acts and execute such further documents and instruments as may reasonably be required to vest in the Parent the power to carry out and give effect to the provisions of this Proxy Agreement.

Section 4.  Specific Performance.

            Parent hereby advises the Sellers that the transactions contemplated by this Proxy Agreement and the Merger Agreement represent a unique opportunity for the Parent to acquire the business and operations of the Company; and that such acquisition presents a unique opportunity for the Parent to strengthen its financial condition so as to permit the Parent to expand its current operations and possibly to acquire additional businesses, and to improve its future earnings. The Sellers recognize that their failure to carry out the terms of this Proxy Agreement could result in financial injury to Parent which would be substantial, irreparable and not susceptible of measurement. Accordingly, the Sellers agree that Parent shall be entitled to (i) require each of the Sellers specifically to perform its respective obligations under this Proxy Agreement and (ii) sue in any court of competent jurisdiction to obtain such specific performance and to enjoin any transaction inconsistent therewith to which any Seller may, directly or indirectly, have become or propose to become a party. The Sellers further agree to waive any requirement for a bond and not to contest any of the matters set forth in the first sentence of this Section, in the event of any attempt by Parent to seek any such remedy.

Section 5.  Miscellaneous.

            (a) Payment of Expenses. Each party hereto shall pay its own expenses incurred in connection with this Proxy Agreement.

            (b) Amendments; Assignability. This Proxy Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the party or parties sought to be affected. No party to this Proxy Agreement may assign any of its rights or obligations under this Proxy Agreement without the prior written consent of the other parties; provided, however that Parent may assign any of its rights or obligations to any Subsidiary or Affiliate of Parent without such prior written consent. This Proxy Agreement does not create or confer any rights in favor of any third person or entity which is not a party to this Proxy Agreement or the Merger Agreement. Each Seller, by executing this Proxy Agreement, hereby authorizes Parent to act as its agent with respect to all matters in this Proxy Agreement relating to such Seller, including any amendments or waivers to or matters required to be taken in connection with, and receipt of notices under, this Proxy Agreement.

            (c) Binding Effect. This Proxy Agreement shall be binding upon, inure to the benefit of and be enforceable by, each of the Sellers, the Parent, the Company and such Seller's, the Company's or the Parent's respective heirs, beneficiaries, executors, successors, representatives and permitted assigns, as the case may be. The proxy granted under Section 3 may be exercised by the Parent, notwithstanding any such Seller's intervening death, dissolution or incompetency.

            (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on next business day when sent by overnight carrier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following address (or such other address for such party as shall be specified by like notice.


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            (i) If to Parent, to:

                        Viad Corp
                        1850 North Central Avenue
                        Phoenix, Arizona  85077
                        Attn:  Peter Novak, Esq.
                        Telephone:  (602) 207-5913
                        Fax:  (602) 207-5480

                        with copies to:

                        Travelers Express Co.
                        1550 Utica Avenue South
                        Mail Stop 8060
                        Minneapolis, Minnesota  55416
                        Attn:  Michael Berry
                        Telephone:  (612) 591-3820
                        Fax: (612) 591-3870

                        and to:

                        Bryan Cave LLP
                        2800 North Central Avenue
                        Phoenix, AZ  85004
                        Attn:  Frank M. Placenti, Esq.
                        Telephone:  (602) 280-8451
                        Fax: (602) 266-5938

            (ii) If to any of the Sellers, at their respective addresses set forth on Appendix l, with a copy to:

                        Fredrikson & Byron, P. A.,
                        1100 International Centre
                        900 Second Avenue South
                        Minneapolis, MN 55402-3397
                        Attn: Howard G. Stacker, Esq.
                        Telephone: (612) 347-7000
                        Fax: (612) 347-7077

            (e) Counterparts. This Proxy Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

            (f) Governing Law; Jurisdiction. This Proxy Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona applicable to contracts made and to be performed therein. Each Seller
(i) hereby irrevocably submits to the jurisdiction of, and agrees that any suit by it shall be brought only in, the state and federal courts located in the City of Phoenix and State of


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Arizona for the purpose of any suit, action or other proceeding arising out of or based upon this Proxy Agreement or the transactions contemplated hereby, and
(ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Proxy Agreement, or the transactions contemplated hereby, may not be enforced in or by such court. Each Seller hereby irrevocably designates and appoints Viad Corp as its authorized agent to receive service of process on its behalf in connection with any legal matters or proceedings pertaining to this Proxy Agreement or the transactions contemplated hereby and hereby consents to service of process in any such proceeding by registered or certified mail, return receipt requested, at such address. As an alternative method of service, each Seller also irrevocably consents to the service of process in any such matter or proceeding by the delivery of copies of such process to such Seller to the address provided in Section 5(d). Nothing contained in this Section shall affect the right of the Parent to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Sellers in any other jurisdiction. In the event the Sellers should commence or maintain any action arising out of or related to this Proxy Agreement in a forum other than the state and federal courts located in the City of Phoenix and State of Arizona, the Parent shall be entitled to request the dismissal of such action, and such Seller stipulates that such action shall be dismissed.

            (g) Entire Agreement. This Agreement and the documents or instruments referred to herein including, but not limited to, the Merger Agreement, the Selling Shareholder's Agreement, the Escrow Agreement and the Stock Option Agreement and their respective Exhibits and Schedules, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained thereof. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.





                           [Intentionally left blank.]


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            IN WITNESS WHEREOF, this Proxy Agreement has been duly executed and delivered by Parent and the Seller whose names appear below as of the day and year first above written.

                                          VIAD CORP, a Delaware corporation



                                          By: /s/ Philip W. Milne
                                              -------------------------------
                                               Name:  Philip W. Milne
                                               Title: President and CEO of
                                                      Travelers Express Company,
                                                      Inc.


                                          SELLER:


                                          /s/ GARY A. DACHIS
                                          -----------------------------------
                                          GARY A. DACHIS






ACKNOWLEDGED AND ACCEPTED:

GAME FINANCIAL CORPORATION,
a Minnesota corporation





By: /s/ Gary A. Dachis
    -----------------------------------
     Name:   Gary A. Dachis
     Title:  President

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                                   Appendix 1
                         To Irrevocable Proxy Agreement


Shareholder                Number of Shares           Address
-----------                ----------------           -------
Gary A. Dachis             2,050,170


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